Exhibit 14(e)

Report of Independent Registered Public Accounting Firm on Supplemental Information

To the Shareholders and the Board of Trustees of John Hancock Comvest Private Income Fund

We have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), the consolidated statements of assets and liabilities of John Hancock Comvest Private Income Fund (the “Fund”), including the consolidated schedules of investments, as of December 31, 2025 and 2024, the related consolidated statements of operations, changes in net assets, and cash flows for each of the two years in the period ended December 31, 2025, and the period from September 29, 2023 (Inception Date) to December 31, 2023, and the related notes (collectively referred to as the “consolidated financial statements”) incorporated by reference in this Pre-effective Amendment No. 2 to the Registration Statement (Form N-14 No. 333-296956) (the “Registration Statement”), and have issued an unqualified opinion thereon dated March 25, 2026.

The accompanying information on page 90 of the Registration Statement under the caption Senior Securities of CVEST for each of the two years in the period ended December 31, 2025 has been subjected to audit procedures performed in conjunction with our audits of the Fund’s financial statements. Such information is the responsibility of the Fund’s management.

Our audit procedures included determining whether the information included in the Senior Securities of CVEST tables reconcile to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information. In forming our opinion on the information, we evaluated whether such information, including its form and content, is presented in conformity with the instructions to Form N-2. In our opinion, the information is fairly stated, in all material respects, in relation to the consolidated financial statements as a whole.

/s/ Ernst & Young LLP

We have served as the Fund’s auditor since 2023.

Miami, Florida

September 4, 2026